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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Rockwood Specialties Group, Inc. and subsidiaries on Form S-4 of our report dated April 29, 2005 (June 28, 2005 as to the effects of the restatement discussed in Note 19 and July 18, 2005 as to the effects of the last paragraph of Note 12) related to the financial statements of Rockwood Specialties Group, Inc. and subsidiaries appearing in the prospectus, which is part of this Registration Statement, and of our report dated September 13, 2005 related to the combined financial statements of the Dynamit Nobel U.S. Subsidiary Guarantors, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such prospectus.

Deloitte & Touche LLP

Parsippany, New Jersey
October 17, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM